                                                                   EXHIBIT 23(A)







                                   CONSENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We have issued our report dated February 3, 2006 accompanying the financial statement of Atlas America Public #15-2006(B) L.P. as of February 3, 2006 and our report dated January 6, 2006 accompanying the consolidated financial statements of Atlas Resources, Inc. and Subsidiary as of and for the two years ended September 30, 2005 contained in the Registration Statement on Post-Effective Amendment No. 1 to Form S-1 and Prospectus for Atlas America Public #15-2005 Program. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                           /s/ GRANT THORNTON LLP


Cleveland, Ohio
February 27, 2006